UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2015

Synthetic Biologics, Inc.

(Exact name of Registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

01-12584	13-3808303
(Commission File Number)	(IRS Employer Identification No.)

155 Gibbs Street, Ste. 412

Rockville, MD 20850

  (Address of principal executive offices and zip code)

617 Detroit Street, Ste. 100

Ann Arbor, MI 48104

  (Mailing Address and zip code)

(734) 332-7800

 (Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2015, the Board of Directors of Synthetic Biologics, Inc. (the “Company”) awarded the following 2014 year-end bonus compensation to its named executive officers: Jeffrey Riley, the Company’s President and Chief Executive Officer, was granted options to purchase 350,000 shares of the Company’s common stock (the “Common Stock”) and received a cash bonus in the amount of $275,000; and C. Evan Ballantyne, the Company’s Chief Financial Officer, was granted options to purchase 200,000 shares of Common Stock and received a cash bonus in the amount of $150,000. The stock options granted to Messrs. Riley and Ballantyne have an exercise price of $1.54, which is the closing price of the Common Stock on the date of issuance (January 8, 2015), vest pro rata, on a quarterly basis, over 36 consecutive months and expire in ten (10) years from the date of the grant, unless terminated earlier. The stock options were granted pursuant to the Company’s 2010 Stock Incentive Plan and the Company’s existing registration statement on Form S-8 for the 2010 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTHETIC BIOLOGICS, INC.

Date: January 12, 2015	By:	/s/ C. Evan Ballantyne
		Name:	C. Evan Ballantyne
		Title:	Chief Financial Officer